Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

AMENDMENT ONE TO MANUFACTURING AND PURCHASE AGREEMENT

BETWEEN DOT HILL SYSTESM CORP.

AND HON HAI PRECISION INDUSTRY, LTD.

This Amendment No.1 (“Amendment”) is dated January 28, 2009 (the “Effective Date”) and is an amendment to the Manufacturing and Purchase Agreement dated September 2008 (the “Agreement”) between Dot Hill Systems Corp. and its subsidiaries (“Dot Hill”) and Hon Hai Precision Industry Ltd, and its parents, subsidiaries and affiliate companies (“Foxconn”).

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement. This Amendment shall become part of the Agreement and all applicable terms and conditions of the Agreement including, but not limited to Section 21.7 of the Agreement regarding Further Assurances, shall apply to this Amendment.

AMENDMENT TERMS

§6.4. The following shall be added to the end of the current Section 6.4. To be clear, the terms and conditions of 6.4 as they are written in the Agreement shall remain in effect, and the following terms and conditions shall be added to them:

“Dot Hill shall provide for a […***…] name, obtained from a […***…], at Dot Hill’s expense. Such […***…] but may be cancelled upon joint agreement (which agreement shall not be reasonably withheld, conditioned or delayed) following […***…] based on: (a) […***…]; (b) […***…], or; (c) […***…]. Upon […***…], a telephonic meeting will be held between the parties, no more frequently than once during any month-long period, to review […***…].”

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the dates indicated below.

HON HAI PRECISION INDUSTRY LTD.		DOT HILL SYSTEMS CORP.

By:	/s/ Jackson Shih	By:	/s/ Hanif Jamal
Name:	Jackson Shih	Name:	Hanif Jamal
Title:	VP	Title:	SVP and CFO
Date:	Feb. 5, 2009	Date:	February 05, 2009

***Confidential Treatment Requested